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                                  Exhibit 23.1


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                          INDEPENDENT AUDITORS' CONSENT

          We consent to the use of our report dated April 3, 2000, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust Select Global 30 Portfolio 2000-2 (Registration Statement No. 333-31100), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the prospectus which is a part of this registration statement.




/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
New York, New York
April 3, 2000



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